Exhibit 99.8

NOTICE OF WITHDRAWAL

To Withdraw

Shares of Common Stock of Ecolab Inc.

Pursuant to the Offer to Exchange

All Shares of Common Stock of

CHAMPIONX HOLDING INC.

which are owned by Ecolab Inc. and

will be converted into the right to receive Shares of Common Stock of

APERGY CORPORATION

for

Shares of Common Stock of Ecolab Inc.

Pursuant to the Prospectus, dated [            ], 2020

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT [                    ], NEW YORK CITY TIME ON [            ], 2020, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF ECOLAB COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

The undersigned acknowledges receipt of the prospectus dated [            ], 2020 (the “Prospectus”), in connection with the offer by Ecolab Inc. (“Ecolab”) to exchange all shares of common stock of ChampionX Holding Inc., par value $0.01 per share, that are owned by Ecolab and will be converted into shares of Apergy Corporation common stock, par value $0.01 per share, for shares of Ecolab common stock, par value $1.00 per share (“Ecolab common stock”), that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer.

Shares of Ecolab common stock validly tendered pursuant to this exchange offer may be withdrawn at any time before [                    ], New York City time, on the expiration date of the exchange offer and, unless Ecolab has previously accepted such shares pursuant to this exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of this exchange offer. Once Ecolab accepts Ecolab common stock pursuant to this exchange offer, your tender is irrevocable. THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW TENDERS OF SHARES OF ECOLAB COMMON STOCK PURSUANT TO THE EXCHANGE OFFER. To withdraw a tender, you must timely deliver this Notice of Withdrawal to the exchange offer agent (as defined below) at one of its addresses set forth at the end of this Notice of Withdrawal. See “Exchange Offer—Terms of this Exchange Offer—Withdrawal Rights” in the Prospectus.

If any of the shares of Ecolab common stock were tendered through The Depository Trust Company, please do not use this form; use The Depository Trust Company form of withdrawal instead.

REQUEST FOR WITHDRAWAL

The undersigned has identified below the shares of Ecolab common stock that it is withdrawing from the exchange offer:

Number of certificated shares of Ecolab common stock to be withdrawn:

Number of book-entry shares of Ecolab common stock to be withdrawn:

REQUEST OF RELEASE FOR SHARES REPRESENTED BY CERTIFICATE(S)

If certificate(s) representing shares of Ecolab common stock have been delivered to Computershare Trust Company, N.A. (the “exchange offer agent”), please provide the following information in order for the exchange offer agent to return the relevant certificate(s):

Name(s) of the registered holder(s):

Serial number(s) of the certificate(s) evidencing the shares of Ecolab common stock withdrawn:

(if held in book-entry shares, please indicate “book-entry”)

Address (including Zip Code):

SIGNATURES

This Notice of Withdrawal must be signed below by the registered holder(s) of the shares of Ecolab common stock withdrawn as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Name(s) of the registered holder(s) if different:

Signature(s):

Capacity (full title):

Dated:

If you wish to withdraw any tendered shares of Ecolab common stock, you must transmit this Notice of Withdrawal to the exchange offer agent at:

By First Class Mail:	By Email Transmission:	By Registered or Overnight Courier:

Computershare Trust Company, N.A. Attn: Corp Actions P.O. Box 43011 Providence, RI 02940-3011	CANOTICEOFGUARANTEE@computershare.com For information about the Exchange Offer, please contact Georgeson at 866-857-2624	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street Suite V Canton, MA 02021-1031

Ecolab will determine questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. Notwithstanding the foregoing, Ecolab stockholders may challenge any such determination in a court of competent jurisdiction. None of Ecolab, the exchange offer agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification.